Newgioco Reports Full Year 2018 Results

GGR Up 61%; 89% Increase in Handle;

Industry Leading Risk Management Mitigates Volatility in Handle to Revenue Conversion

New York – March 7, 2019 – Newgioco Group, Inc. (“Newgioco” or the “Company”) (OTCQB: NWGI), a sports betting and gaming technology company providing regulated online and land-based gaming and wagering through licensed subsidiaries in Italy and Austria, and headquartered in Toronto, Canada, today reported its financial and operating results for the 12 months ended December 31, 2018.

Full Year 2018 Financial and Business Highlights

•	Revenue of $34.6 million, up 51.2%
o	Gross gaming revenue (GGR) of $37.7 million, up 60.8%
o	Handle of $413.2 million, up 89.1%
•	Income from operations of $427,274, down 83.5% due to $3.1 million in non-recurring expenses including $1.0 million in investments for future growth, $1.6 million relating to legacy activities and items outside the normal course of business and $500,000 for executive compensation forgone in prior years
•	Net loss of $3.05 million compared to net income of $1.4 million in 2017
•	Adjusted EBITDA of $3.6 million compared to $2.6 million in 2017
•	Accelerated roll out in rapidly developing U.S. sports betting market
•	Significant progress made in strengthening management team and board of directors
•	Conference call scheduled for 4:30 p.m. ET on March 7, 2019

“Newgioco generated more than $413 million in total handle in 2018, an 89.1% improvement over 2017 volume, demonstrating our continued, strong growth,” commented Michele (Mike) Ciavarella, Newgioco Chief Executive Officer. “Our web-based handle grew 120.9% to $235.9 million, becoming our largest revenue stream. In addition, regulated products like online poker and online casino, continue to grow rapidly, reducing the impact of volatility from our sports betting revenue. As this trend continues, the quarter-to-quarter impact of sports betting on our profitability should decrease, giving us greater visibility and predictability into our quarterly revenues.”

“On the sportsbook side, the fourth quarter, while favorable for bettors, was a challenging one for the industry operators, and December especially so, resulting in abnormally low conversion ratios,” added Mr. Ciavarella. “However, our industry leading risk management capabilities enabled Newgioco to maintain hold ratios which far exceeded industry averages. Looking into 2019, we are expecting our handle exclusively from Italian operations to exceed $500 million. Growth from other geographies, regulated web-based revenue streams and software service fees in the U.S. and other markets are expected to be incremental to this baseline, helping accelerate our overall growth rates as we harvest the investments of the last year.”

“In the second-half of 2018, and especially in the fourth quarter, we increased our investments in anticipation of accelerating near-term growth,” concluded Mr. Ciavarella. “This included investments in our U.S. operation, a more expansive trade show presence and schedule, our expanded sales office in Naples, Italy, and our expanded risk management facility in Teramo, Italy, as well as the addition of six new vice presidents that recently joined Newgioco along with our new Chief Financial Officer. We expect these growth-related investments, which totaled more than $2 million in expenses in 2018, to drive accelerating growth in 2019 and beyond. In addition, we incurred $2.1 million in non-recurring charges, including $1.1 million in non-cash expenses, related to our convertible debentures, $508,000 in non-recurring charges and $500,000 for executive compensation forgone in prior years, which impacted our 2018 profitability.”

“With most of the investments behind us and our ELYS platform now fully developed, we believe we are poised for accelerated growth in 2019,” added Mr. Ciavarella. “We expect to add two to three U.S. tribal and/or non-tribal casinos as SaaS customers by the end of 2019, with a target of approximately 50,000 active U.S. domiciled players. With continued, steady growth in Italy, opportunities to expand in Europe, Africa, Asia and South America, and this greenfield opportunity in the U.S., we believe continued revenue growth is achievable will lead to improved operating margins.”

Full Year 2018 Financial Summary

Revenue

For the full year 2018, revenue was $34.6 million, an increase of $11.7 million or 51.2%, compared to revenue of $22.9 million 2017. The revenue increase was mainly attributable to a significant increase in handle partially offset by a shift in gaming mix.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2018 were $10.0 million compared to $5.6 million for the year ended December 31, 2017, an increase of 78.7%. The increase was primarily due to significant investments in growth of $1 million in technology development, marketing, legal and other professional fees in support of the company’s expansion to the U.S., $1 million related to legacy activities, $609,000 related to items outside the normal course of business and $500,000 for executive compensation that was forgone in prior years.

Direct Selling Costs

Direct selling costs represent the fees paid to the company’s network service provider, license fees and commissions for field agents and promoters and are based on percentage of handle (turnover). For the year ended December 31, 2018 direct selling costs were $24.1 million compared to $14.7 million for the year ended December 31, 2017, an increase of 64.5%. The increase was primarily due to the significant increase in handle.

Interest Expense

Net interest expense was $2.6 million for the year ended December 31, 2018, including $2.0 million of Non-cash interest associated with debentures issued in 2018. The increase from $482,000 in 2017 was the result of interest expense incurred on debentures issued in 2018.

Net Income (Loss)

As a result of all of the above, for the year ended December 31, 2018, net loss was $3.0 million, or ($0.04) per diluted share based on a weighted average of 75,887,946 shares outstanding. In comparison, for the year ended December 31, 2017 the company reported net income of $1.4 million, or $0.02 per diluted share based on a fully-diluted weighted average shares outstanding of 75,344,948. Net loss for the period included $1.1 million in costs related to the repayment of convertible notes, and $1 million in investments related to the U.S. launch and product readiness efforts. In addition, the 2018 net loss included $300,000 in reimbursement for the CEO’s relocation to the United States to support the U.S. launch, $308,000 in costs directly related to product readiness and the expansion of offices to support future growth, and $500,000 in compensation catch-up related to executive salary forgone in prior years.

Other Comprehensive Income / (Loss)

For the year ended December 31, 2018 the Company recorded an expense of approximately $831,000 for foreign currency translation adjustment, compared to income of approximately $166,000 for foreign currency translation adjustment for the year ended December 31, 2017.

Adjusted EBITDA

Excluding the $3.1 million in charges described above, adjusted EBITDA for the year ended December 31, 2018 was $3.6 million compared to $2.6 million for the full year 2017. A reconciliation from Comprehensive Income (Loss), as shown in the company’s Consolidated Statements of Operations and Comprehensive Income (Loss), to Adjusted EBITDA is included in the tables of this press release.

Balance Sheet Summary

The Company had $6.3 million in unrestricted cash and cash equivalents as of December 31, 2018 compared to $6.5 million as of December 31, 2017. The Company also increased its Restricted Cash by approximately $1 million from $588,000 to $1.6 million.

Total debt outstanding was $5.4 million as of December 31, 2018 compared to $2.2 million as of December 31, 2017.

Non-GAAP Financial Measure - Adjusted EBITDA

This news release includes information on Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period growth. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team.

Adjusted EBITDA is a non-GAAP financial measure. We calculate adjusted EBITDA by taking comprehensive income (loss) and adding back the expenses related to foreign currency translation adjustment, total other expenses(loss), income taxes, product readiness and U.S market launch and adjustment for salary figures in prior years. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. Adjusted EBITDA should not be construed as a substitute for comprehensive income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP. A reconciliation of Adjusted EBITDA to comprehensive income (loss) is provided in the tables at the end of this press release.

Conference Call Information

The Company will host a conference call with investors and interested parties to review the results today at 4:30 p.m. ET. To access the conference call dial:

•	United States: 1-877-407-0792
•	Toll-free: 1-201-689-8263

Reference confirmation code: 13688357

A replay will be available until March 21, 2019 which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 13688357 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=133543.

About Newgioco Group, Inc.

Newgioco Group, Inc., headquartered in Toronto, Canada, is a vertically-integrated leisure gaming technology company, with fully licensed online and land-based gaming operations and innovative betting technology platforms that provide bet processing for casinos and other gaming operators. The Company conducts its business under the registered brand Newgioco primarily through its internet-based betting distribution network on its website, www.newgioco.it as well as retail neighborhood betting shops situated throughout Italy.

The Company offers its clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, interactive games and slots. Newgioco also owns and operates innovative betting platform software providing both B2B and B2C bet processing for casinos, sports betting and other online and land-based gaming operators. Additional information including information about EBITDA presentation is available on our corporate website at www.newgiocogroup.com and will remain on our website indefinitely as we will continue to present values for EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements and includes statements such as the quarter-to-quarter impact of sports betting on our profitability decreasing, our handle exclusively from Italian operations exceeding $500 million with industry leading conversion ratios, growth-related investments driving accelerating growth in 2019 and beyond, being poised for accelerated growth in 2019, adding two to three U.S. tribal and/or non-tribal casinos as SaaS customers by the end of 2019, and achieving revenue growth of 25% to 35%, with operating margins in the 10 to 15% range . These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include our ability to decrease the quarter-to-quarter impact of sports betting on our profitability, our ability to generate a handle exclusively from Italian operations exceeding $500 million with industry leading conversion ratios, our ability to implement growth-related investments to drive accelerating growth in 2019 and beyond, our ability to achieve accelerated growth in 2019, our ability to add two to three U.S. tribal and/or non-tribal casinos as SaaS customers by the end of 2019, our ability to achieve revenue growth of 25% to 35%, with operating margins in the 10 to 15% range, and the risk factors described in Newgioco's Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law

For further information, please contact:

Hayden IR

Cameron Donahue (651) 653-1854

Brett Maas (646) 536-7331

nwgi@haydenir.com

-- Tables Follow –

NEWGIOCO GROUP, INC.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
Current Assets
Cash and cash equivalents	$6,289,903	$6,469,858
Accounts receivable	10,082	116,489
Gaming accounts receivable	1,021,052	1,163,831
Prepaid expenses	124,712	87,692
Related party receivable	49,914	—
Other current assets	55,700	12,543
Total Current Assets	7,551,363	7,850,413

Noncurrent Assets
Restricted cash	1,560,539	587,905
Property, plant and equipment	354,799	280,111
Intangible assets	12,583,457	3,245,748
Goodwill	262,552	260,318
Investment in non-consolidated entities	275,000	1
Total Noncurrent Assets	15,036,347	4,374,083
Total Assets	$22,587,710	$12,224,496

Current Liabilities
Line of credit - bank	$750,000	$177,060
Accounts payable and accrued liabilities	4,603,608	1,606,560
Gaming accounts balances	1,049,423	1,274,856
Taxes payable	1,056,430	1,555,371
Advances from stockholders	39,237	547,809
Liability in connection with acquisition	—	142,245
Debentures, net of discount	3,942,523	1,148,107
Derivative liability	—	222,915
Promissory notes payable – other	—	100,749
Promissory notes payable – related party	318,078	318,078
Bank loan payable – current portion	120,920	121,208
Total Current Liabilities	11,880,219	7,214,958

Bank loan payable	225,131	362,808
Other long-term liabilities	608,728	532,680
Total Liabilities	12,714,078	8,110,446

Stockholders' Equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued	—	—
Common Stock, $0.0001 par value, 160,000,000 shares authorized; 75,540,298 and 74,143,590 shares issued and outstanding as of December 31, 2018 and 2017	7,555	7,415
Additional paid-in capital	23,956,309	14,254,582
Accumulated other comprehensive income	(1,081,338)	(250,327)
Accumulated deficit	(13,008,894)	(9,897,620)
Total Stockholders' Equity	9,873,632	4,114,050
Total Liabilities and Stockholders’ Equity	$22,587,710	$12,224,496

NEWGIOCO GROUP, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the year ended December 31,
	2018	2017
Revenue	$34,575,097	$22,865,146

Costs and Expenses
Selling expenses	24,142,110	14,672,099
General and administrative expenses	10,005,713	5,597,881
Total Costs and Expenses	34,147,823	20,269,980

Income (Loss) from Operations	427,274	2,595,166

Other Expenses (Income)
Interest expense, net of interest income	2,614,837	482,367
Changes in fair value of derivative liabilities	—	(257,231)
Imputed interest on related party advances	761	24,365
Gain on litigation settlement	(516,120)	—
Loss on issuance of debt	196,403	—
Impairment on investment	—	6,855
Other Expense	75,000	—
Total Other Expenses (Income)	2,370,881	256,356

Income (Loss) Before Income Taxes	(1,943,607)	2,338,810
Income tax provision	1,102,701	972,924
Net Income (Loss)	$(3,046,308)	$1,365,886

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(831,011)	166,304

Comprehensive Income (Loss)	$(3,877,319)	$1,532,190

Income (loss) per common share – basic	(0.04)	0.02
Income (loss) per common share – diluted	(0.04)	0.02
Weighted average number of common shares outstanding – basic	75,887,946	74,032,631
Weighted average number of common shares outstanding – diluted	75,887,946	75,344,948

NEWGIOCO GROUP, INC.

Consolidated Statements of Cash Flows

	For the years ended December 31,
Cash Flows from Operating Activities	2018	2017
Net income (loss)	$(3,046,308)	$1,365,886

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	488,464	601,266
Amortization of deferred costs	58,188	100,329
Non-cash interest	1,995,128	205,216
Loss on issuance of debt	196,403	—
Imputed interest on advances from stockholders	1,514	24,365
Changes in fair value of derivative liabilities	—	(257,231)
Unrealized loss on trading securities	75,000	—
Impairment (recovery) of assets	(518,354)	6,855
Stock issued for services	—	23,250
Bad debt expense	6,354	135,953

Changes in Operating Assets and Liabilities
Prepaid expenses	(95,209)	(85,301)
Accounts payable and accrued liabilities	3,062,422	482,904
Accounts receivable	100,053	(91,603)
Gaming accounts receivable	142,779	(654,287)
Gaming accounts liabilities	(225,433)	435,771
Taxes payable	(498,941)	903,187
Other current assets	(43,157)	(2,304)
Customer deposits	—	138,359
Long term liability	76,048	26,059
Net Cash Provided by (Used in) Operating Activities	1,774,952	3,358,674

Cash Flows from Investing Activities
Acquisition of property, plant, and equipment, and intangible assets	(4,455,099)	(180,722)
Increase in restricted cash	(972,634)	(45,142)
Net Cash Used in Investing Activities	(5,427,733)	(225,864)

Cash Flows from Financing Activities
Proceeds from (repayment of) bank credit line, net	750,000	165,925
Proceeds from (repayment of) bank loan	(137,965)	(109,104)
Repayment of bank credit line	(177,060)	—
Proceeds from debentures and convertible notes, net of repayment	6,883,906	591,202
Advance to related party	(49,914)
Purchase of treasury stock	(2,261,307)	—
Advances from stockholders, net of repayment	(508,572)	(77,398)
Net Cash Provided by (Used in) Financing Activities	4,499,088	570,625

Effect of change in exchange rate	(1,026,262)	536,001

Net increase (decrease) in cash	(179,955)	4,239,436
Cash – beginning of the period	6,469,858	2,230,422
Cash – end of the period	$6,289,903	$6,469,858

NEWGIOCO GROUP, INC.

Calculation of Adjusted Earnings Before Interest,

Taxes, Depreciation and Amortization (Non-GAAP)

(in thousands)	For the year ended December 31,
	2018	2017
Comprehensive Income (Loss)	$(3,877,319)	$1,532,190

Total Other Expenses (Income)	2,370,881	256,356
Foreign currency translation adjustment	831,011	(166,304)
Income tax provision	1,102,701	972,924
EBITDA	427,274	2,595,166

Product Readiness and U.S. Market Launch	1,019,500	—
Items Relating to Legacy Activities	1,000,000	—
Items Outside the Normal Course of Business	608,600	—
Adjustment for salary forgone in prior years	500,000	—

Adjusted EBITDA	$3,555,374	$2,595,166